SCHEDULE 14A

Consent Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ]	Preliminary Consent Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Consent Statement
[ ]	Definitive Additional Materials
[x]	Soliciting Material Pursuant to § 240.14a-12

Bob Evans Farms, Inc.

(Name of Registrant as Specified In Its Charter)

Castlerigg Master Investments Ltd.

Castlerigg International Limited

Castlerigg International Holdings Limited

Castlerigg Offshore Holdings, Ltd.

Castlerigg Merger Arbitrage and Equity Event Intermediate Fund, L.P.

Castlerigg Merger Arbitrage and Equity Event Fund, Ltd.

Castlerigg Merger Arbitrage and Equity Event Master Fund, Ltd.

Castlerigg Global Equity Special Event Fund, Ltd.

Castlerigg Global Equity Special Event Intermediate Fund, L.P.

Castlerigg Global Equity Special Event Master Fund, Ltd.

Castlerigg UCITS Funds plc

Sandell Investment Services, L.L.C.

Pulteney Street Partners, L.P.

Sandell Asset Management Corp.

Thomas E. Sandell

(Name of Person(s) Filing Consent Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

On December 9, 2013, Sandell Asset Management Corp. and its affiliates (collectively, "Sandell") issued by press release a letter to stockholders of Bob Evans Farms, Inc. (the "Company") announcing their intent to commence a consent solicitation with respect to the Company. In the press release, Sandell included a link to a presentation setting forth Sandell's strategic recommendations to unlock stockholder value at the Company (the "Investor Presentation"). Copies of the press release (which includes the full text of the open letter to stockholders) and the Investor Presentation are filed herewith as Exhibit 1 and Exhibit 2, respectively.

Information regarding the Participants in a potential solicitation of consents from stockholders of the Company is filed herewith as Exhibit 3.